UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Xometry, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2026

Dear Fellow Stockholders:

2025 was a truly transformative and record-setting year for Xometry, clearly validating the success and inherent operating leverage of our global AI-native marketplace. We are not just digitizing the vast, complex, and fragmented custom manufacturing market; we are a leader in its inevitable evolution.

Record Performance and Financial Discipline

We are proud to report that in 2025 Xometry reached major milestones on our path to sustained free cash flow profitability.

•
Accelerated Growth and Scale: We delivered $687 million in revenue, marking 26% year-over-year growth and an 8-point acceleration over 2024. Our core marketplace business grew 30% year-over-year, showcasing the increasing market adoption of our platform.
•
Operating Leverage: We achieved full year Adjusted EBITDA1 of $18.5 million with profitability increasing as the year progressed, demonstrating the strength of our strategic execution and the operating leverage built into our model as operating expenses grew at a substantially lower rate than revenue.
•
Margin Expansion: Our proprietary AI data, pricing, and sourcing models drove marketplace gross margin up by 120 basis points to 34.7%, resulting in a robust 34% growth in marketplace gross profit.

These results are a direct consequence of marketplace innovation and relentless execution by our teams.

Improving Our Competitive Moat and Outlook for Future Growth

We expect strong secular growth to continue in 2026 and beyond, driven by three key initiatives designed to deepen our competitive advantage and capture further market share.

•
Driving Structural Enterprise Growth: Enterprise growth in 2025 was robust, with 40%-plus revenue growth from our larger customers. By embedding Xometry deeper into Enterprise customer workflows, we are securing larger, more predictable spend. This strategy is yielding substantial results: we finished 2025 with four accounts generating at least $10 million in spend.
•
Accelerating Marketplace Innovation: We accelerated our pace of innovation in 2025 to deliver superior pricing, speed, and selection for buyers, while optimizing matches for our suppliers. A major step was the launch of auto-quotes for injection molding services across the U.S. and Europe, giving customers immediate access to pricing and lead-time estimates for one of custom manufacturing’s largest and most critical categories.
•
Expanding a Global, Resilient Supplier Network: Our global network of approximately 5,000 active suppliers is a massive strategic advantage, offering buyers unmatched speed, capacity, and resilience across 50 countries on four continents. We have strategically focused on expanding our U.S. base with larger, quality-certified suppliers for Enterprise needs, while also broadening our international sourcing in Europe, India, China, and Turkey. Furthermore, the launch of the Workcenter mobile app improves supplier experience and engagement, cementing Xometry’s proprietary all-in-one quote-to-cash solution.

Our Proprietary Data: The Unmatched AI Advantage

Our success is fundamentally underpinned by the proprietary data generated exclusively within the Xometry marketplace. This is a critical competitive moat: unlike models built on publicly available data, our data pipelines and AI models use inputs that only our customers, suppliers, and Xometry have access to. This powerful, unique data is generated across every marketplace interaction, including:

•
Customer purchase intent, Design for Manufacturing (“DFM”) analysis, and quoting activity.
•
Order execution, supplier performance, pricing outcomes, and part quality.
•
Supply chain lead time for manufacturing and logistics.

1 Adjusted EBITDA is a non-GAAP measure. For further information regarding Adjusted EBITDA, including the limitations of the use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This input data is constantly augmented with structured signals generated during the real-world order-to-part manufacturing lifecycle. This ever-growing, closed-loop system is what drives our superior pricing, sourcing, and gross margin expansion, ensuring our competitive advantage grows stronger with every transaction.

A Seamless Transition for Continued Leadership

The strength of Xometry is further demonstrated by our planned leadership transition, announced in February 2026. Effective July 1, 2026, I will transition to Executive Chair of the Board, and Sanjeev Singh Sahni, our current President, will become Chief Executive Officer.

This is a deliberate, Board-aligned succession process that secures the ideal leader for our next chapter of growth. Sanjeev has been my close partner, holding the operational mandate for our global teams and proving instrumental in Xometry’s accelerated revenue growth, expanding Adjusted EBITDA profitability, and deepening our advanced technology and AI capabilities. Sanjeev’s proven track record of driving global growth, innovation, and scale with large global marketplaces makes him the definitive choice to lead our next stage of innovation and profitable expansion.

To foster a smooth transition while continuing to contribute my own expertise and insight where they are most valuable, I will remain closely involved as Executive Chair, focusing on strategic growth initiatives and key corporate partnerships.

Built for the Future of Manufacturing

We stand at a pivotal juncture in manufacturing, defined by accelerating digital transformation, the need for resilient supply chains (including reshoring), and rapid AI-driven innovation. This new era demands robust digital workflows—precisely what Xometry’s AI-native marketplace delivers.

Our platform replaces manual, legacy processes by digitizing how custom manufacturing is priced, sourced, and fulfilled. The proprietary data generated by our growing network of buyers and suppliers continues to create powerful and increasing network effects.

We are confident that Xometry is positioned not just to participate in this market shift, but to lead it. We look forward to continuing to create significant value for our customers, partners, and you, our stockholders, in the years ahead.

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Xometry, Inc., a Delaware corporation (“Xometry”) to be held virtually on June 16, 2026 at 11:00 a.m., Eastern Time. To provide expanded access from locations around the world and to lower costs, we are continuing with a virtual format for our 2026 Annual Meeting, which will be held solely online via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/XMTR2026 and entering the control number located on the Notice of Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2026 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2025 Annual Report. The notice contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2025 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Xometry Board of Directors and employees, we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

Sincerely,

Randy Altschuler

Chief Executive Officer

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 16, 2026
Time:	11:00 a.m. Eastern Time
Location:

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/XMTR2026 and entering your control number included in the Notice of Internet Availability of Proxy Materials. You may log in beginning at 12:00 a.m. Eastern Time on June 16, 2026.

Record Date:

The Record Date for the Annual Meeting is April 20, 2026. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 51,123,487 shares of Class A common stock and 1,475,311 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to twenty votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting.

Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
Items of Business:	The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)
To elect the Board of Directors’ three nominees for Class II directors, Roy Azevedo, Fabio Rosati and Katharine Weymouth, each to hold office until our Annual Meeting of Stockholders in 2029.
(2)
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.
(3)
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(4)
To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.

Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent to vote your shares that are held in such agent’s name and account.

Sincerely,

Kristie Scott
General Counsel and Secretary
North Bethesda, Maryland
April 29, 2026

i

GENERAL INFORMATION

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (as defined below) over the Internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Xometry, Inc. (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Xometry, Inc., including at any adjournments or postponements thereof, to be held on Tuesday, June 16, 2026 at 11:00 a.m., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/XMTR2026.

The Notice of 2026 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the proxy statement and proxy card or voting instruction form, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 29, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

The Proxy Materials will be made available to stockholders on the Internet on the same date.

In this proxy statement, we refer to Xometry, Inc. as “Xometry,” “we” or “us.”

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 20, 2026 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the meeting. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time, on Tuesday, June 16, 2026. To participate in the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/XMTR2026 and enter the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Please follow the registration instructions as outlined in this proxy statement. Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/XMTR2026. Technical support will be available starting approximately 15 minutes prior to the meeting start time on June 16, 2026.

How do I ask a question at the Annual Meeting?

Only stockholders of record as of the Record Date may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so by going to www.virtualshareholdermeeting.com/XMTR2026 and entering the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

In accordance with the rules of conduct, we ask that you limit your questions to questions that are relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for the ten days ending the day prior to the meeting at our offices. Please email legal@xometry.com to arrange for an in-person examination.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were 51,123,487 shares of Class A common stock and 1,475,311 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting by going to www.virtualshareholdermeeting.com/XMTR2026 and entering the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the Proxy Materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your notice or voting instruction form and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend you contact your broker, bank or other stockholder of record to do so. You may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: Election of the Board of Directors’ three nominees for Class II directors, Roy Azevedo, Fabio Rosati and Katharine Weymouth, each to hold office until our Annual Meeting of Stockholders in 2029;
•
Proposal 2: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;
•
Proposal 3: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee to the Board. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the Internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
Online during the Annual Meeting. You will be able to attend the Annual Meeting online and vote during the meeting by visiting www.virtualshareholdermeeting.com/XMTR2026 and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable.
•
By Internet in advance of the Annual Meeting. Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.
•
By Telephone in advance of the Annual Meeting. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability.
•
By Proxy Card in advance of the Annual Meeting. Complete, sign and mail the proxy card that may be delivered and return it promptly in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on June 15, 2026 in order to be voted at the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time, on June 15, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the Proxy Materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet voting during the Annual Meeting and/or Internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your Internet access.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have twenty votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR the election of the Board’s three nominees for Class II directors named in this proxy statement;
•
Proposal 2: FOR the approval of the advisory vote on the compensation of our named executive officers; and
•
Proposal 3: FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the three nominees for director named in this proxy statement, “FOR” the advisory approval of the compensation of our named executive officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using such proxyholder’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. In this regard, Proposals 1 and 2 are considered to be “non-routine” under applicable rules, meaning your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted for such proposals. However, Proposal 3 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker or nominee by its deadline, your broker or nominee may vote your shares in its discretion on Proposal 3.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the Internet or by telephone prior to the start of the Annual Meeting;

•
by sending a timely written notice to our Secretary in writing at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852 received by the close of business on the business day one week preceding the date of the Annual Meeting that you are revoking your proxy; or
•
by attending the Annual Meeting via the live webcast and voting your shares online by clicking on the “Cast Your Vote” link in the meeting center at www.virtualshareholdermeeting.com/XMTR2026. Simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: (1) with respect to Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes, (2) with respect to Proposal 2, votes “FOR,” “AGAINST,” abstentions and broker non-votes, and (3) with respect to Proposal 3, votes “FOR,” “AGAINST” and abstentions. Abstentions will not be counted towards the vote total and have no effect on Proposals 2 and 3. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1 and 2.

What are “broker non-votes”?

As discussed above, broker non-votes occur when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. Proposals 1 and 2 are considered to be “non-routine,” and we therefore expect broker non-votes to exist only in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal	Vote Required for Approval	Effect of Abstentions or Withhold Votes, As Applicable	Effect of Broker Non- Votes
1. Election of Director

Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the election of directors. You may not vote your shares cumulatively for the election of directors. The three nominees receiving the most “FOR” votes will be elected.

		No effect	No effect
2. Advisory Vote to Approve Compensation of Our Named Executive Officers

This proposal, commonly referred to as the “say-on-pay” vote, must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.

		No effect	No effect
3. Ratification of the Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

This proposal must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.

		No effect	Not applicable

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Shawn Milne, our Vice President of Investor Relations, at 240.335.8132 or email shawn.milne@xometry.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of six directors and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into three classes as follows:

•
Class II directors: Roy Azevedo, Fabio Rosati and Katharine Weymouth, whose terms will expire at the upcoming Annual Meeting;
•
Class III directors: Ranjana Clark and Emily Rollins, whose terms will expire at the Annual Meeting of Stockholders to be held in 2027; and
•
Class I director: Randolph Altschuler, whose term will expire at the Annual Meeting of Stockholders to be held in 2028.

Messrs. Azevedo and Rosati and Ms. Weymouth each currently serve as members of our Board. Mr. Rosati and Ms. Weymouth were previously elected to the Board by the stockholders in 2023. There are no arrangements or understandings between us and any nominee for directorship, pursuant to which such person was selected as a nominee. Messrs. Azevedo and Rosati and Ms. Weymouth have been nominated for reelection to serve as Class II directors, based in part on the recommendation of the Nominating and Corporate Governance Committee, and have agreed to be named in this proxy statement and stand for reelection at the Annual Meeting. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any nominee would prove unable to serve if elected. If elected at the Annual Meeting, Messrs. Azevedo and Rosati and Ms. Weymouth would serve until the Annual Meeting of Stockholders to be held in 2029 and until his or her successor has been duly elected, or if sooner, until his or her death, resignation or removal.

On February 24, 2026, the Company announced certain changes to its executive team and Board that would be effective as of July 1, 2026, namely (1) the appointment of Sanjeev Singh Sahni, currently the Company’s President, as the Company’s Chief Executive Officer, and to the Board as a Class I director; (2) the resignation of Mr. Altschuler as the Company's Chief Executive Officer and the appointment of Mr. Altschuler as the Executive Chair of the Board for an indefinite term; and (3) the appointment of Mr. Rosati, currently the Chair of the Board, as the Board’s lead independent director. With the appointment of Mr. Altschuler to Executive Chair of the Board, the Board determined that Mr. Rosati will no longer serve as Chair of the Board. Mr. Altschuler will remain an employee of the Company. The Board approved an increase in the size of the Board from six to seven members to allow for the appointment of Mr. Singh Sahni to the Board, effective on July 1, 2026.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTOR

NOMINEES NAMED ABOVE.

INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement.

Name	Age	Position	Director Since
Class II director nominees for election at the 2026 Annual Meeting of Stockholders
Roy Azevedo	65	Director	2024
Fabio Rosati	61	Director and Chair of the Board	2017
Katharine Weymouth	59	Director	2020
Class III directors continuing in office until the 2027 Annual Meeting of Stockholders
Ranjana Clark	65	Director	2021
Emily Rollins	56	Director	2021
Class I director continuing in office until the 2028 Annual Meeting of Stockholders
Randolph Altschuler	55	Co-Founder, Chief Executive Officer and Director	2013

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led the Board to recommend them for board service. Biographical information for Mr. Singh Sahni, who will be appointed to the Board effective July 1, 2026, is set forth below under "Executive Officers."

Nominees for Election at the 2026 Annual Meeting of Stockholders

Roy Azevedo has served as a member of our Board since October 2024. Over 34 years, Mr. Azevedo served in various positions of increasing responsibility with Raytheon Technologies, including as the president of Raytheon Technologies’ Space and Airborne Systems and the Intelligence and Space business units. Mr. Azevedo received a B.S. in Electrical Engineering from Northeastern University. We believe that Mr. Azevedo is qualified to serve on the Board because of his extensive industry and executive experience.

Fabio Rosati has served as a member of our Board since December 2017 and as chair of our Board since December 2023. In connection with Mr. Altschuler’s appointment as Executive Chair effective July 1, 2026, Mr. Rosati will be appointed as our lead independent director. Mr. Rosati served on the board of directors from 2017 through November 2023 at Snagajob, a marketplace platform for connecting businesses with hourly workers. At Snagajob Mr. Rosati was Chair of the Board from November 2022 through November 2023, Executive Chairman from June 2019 through October 2022, and Chairman and acting CEO from July 2018 to May 2019. From May 2015 to July 2017 he served on the board of directors of Upwork, a position he held after serving as CEO from January 2014 to April 2015. Mr. Rosati is a board member of Smith.ai. Mr. Rosati received a B.S. in Finance and Accounting from Georgetown University. We believe that Mr. Rosati is qualified to serve on the Board because of his experience in the technology space.

Katharine Weymouth has served as a member of our Board since October 2020. From September 2021 until January 2025, Ms. Weymouth served as the Chief Operating Officer at FamilyCare, a start-up in the mental health space, and thereafter she has served as a senior advisor. Ms. Weymouth previously served as a senior advisor to ChefMarket (formerly DineXpert), a platform helping independent restaurants and food businesses source high quality products, and previously served as its Chief Operating Officer and President from June 2017 until May 2021. Ms. Weymouth was the Publisher and Chief Executive Officer of the Washington Post from February 2008 to September 2014. Since December 2024, Ms. Weymouth has served as a partner at Blu Venture Investors, a venture fund focused on early stage companies in the cyber security, health tech and B2B SaaS spaces. Since January 2015, Ms. Weymouth has served as a Trustee of the Philip L Graham Fund. Ms. Weymouth is a board member of Republic Services, Inc, Cable One, Inc., Sequoia Mutual Fund, Inc., and The Graham Holdings Company. Additionally, Ms. Weymouth serves on the board of Meadow Reproductive Health and the DC Volunteer Lawyer Project. Ms. Weymouth received a B.A. in English Literature from Harvard University and a J.D. from Stanford Law School. We believe that Ms. Weymouth is qualified to serve on the Board because of her extensive executive and public company board experience.

Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

Ranjana Clark has served as a member of our Board since July 2021. From July 2013 to March 2023, Ms. Clark held a number of positions with Mitsubishi UFJ Financial Group (“MUFG”), most recently as its Head of Global Transaction Banking, Head of Transaction Banking Americas and Bay Area President. Prior to joining MUFG, Ms. Clark was the Chief Customer and Marketing Officer at PayPal from May 2011 to June 2013. Prior to that, Ms. Clark spent over 25 years in the financial services industry in roles spanning payments, marketing, strategy and business leadership. Ms. Clark currently serves on the board of directors of StanCorp Financial Group, Inc., InvestCloud, Inc. and Texas Capital Bankshares, Inc., positions she has held since July 2014, May 2022 and April 2025, respectively. Ms. Clark is also a member of the President’s Leadership Council, Asia Foundation and a fellow at Stanford University’s Distinguished Careers Institute. Ms. Clark received a B.A. from the University of Delhi, an M.B.A. with an emphasis in Marketing from the Indian Institute of Management, Ahmedabad and an M.B.A with an emphasis in Finance from Duke University’s Fuqua School of Business. We believe Ms. Clark is qualified to serve on our Board due to her extensive executive experience and deep knowledge of the financial services industry.

Emily Rollins has served as a member of our Board since March 2021. From September 1992 to September 2020, Ms. Rollins served in various positions at Deloitte & Touche LLP including most recently as an Audit & Assurance Partner. She currently serves on the board of directors and as chair of the audit committee of Dolby Laboratories, Inc., a position she has held since February 2021. Ms. Rollins also currently serves on the boards of directors of several private companies, as well as the Austin Healthcare Council. Ms. Rollins previously served on the board of directors of McAfee Corp. from October 2021 until its acquisition in March 2022 and Science 37 Holdings, Inc. from October 2021 until its acquisition in March 2024. Ms. Rollins is a managing member of 3E & J LLC dba Town Square NW Austin, Texas. Ms. Rollins holds a B.A. degree in Accounting and International Relations from Claremont McKenna College. We believe that Ms. Rollins is qualified to serve on our Board due to her board and management experience with complex audit and reporting processes for technology and media companies.

Director Continuing in Office until the 2028 Annual Meeting of Stockholders

Randolph Altschuler is our co-founder and has served as our Chief Executive Officer and as a member of our Board since May 2013. Mr. Altschuler will resign as Chief Executive Officer, but will remain an employee of the Company, and will be appointed as Executive Chair of the Board effective July 1, 2026. Prior to co-founding Xometry, Mr. Altschuler served as the co-founder and Executive Chairman of CloudBlue Technologies, Inc., a provider of recycling services for electronic equipment, from January 2008 to September 2013. Prior to CloudBlue, Mr. Altschuler was the co-founder and Co-Chief Executive Officer of OfficeTiger, Inc., a global business process outsourcing company, from 2000 to 2007. Since 2024, Mr. Altschuler has served on the board of directors of OPENLANE, Inc. Mr. Altschuler received a B.A. from Princeton University and an M.B.A. from Harvard Business School. Mr. Altschuler was awarded a Fulbright Scholarship and studied at the University of Vienna in Austria. We believe that Mr. Altschuler is qualified to serve on the Board because of his experience building and leading our business since inception.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning such director’s background, employment, affiliations, all relevant identified transactions or relationships between each director or any of such director’s family members, and Xometry, our senior management and our independent auditors, the Board has affirmatively determined that Mses. Clark, Rollins and Weymouth and Messrs. Azevedo and Rosati are “independent” in accordance with the Nasdaq listing standards applicable to boards of directors in general. Ms. Bial, who left our board in June 2025, was “independent” under the Nasdaq listing standards during the portion of 2025 for which she served on the Board. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

In making this determination, the Board found that none of these current or former directors has or had any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, taking into account the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” Mr. Altschuler, by virtue of his position as Chief Executive Officer and status as our co-founder, is not “independent” under the Nasdaq listing standards.

Board Leadership Structure

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Xometry employee or should be elected from among the non-employee directors. The needs of Xometry and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of Xometry.

At this time, the Board has an independent chair, Mr. Rosati, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board.

As described above, effective as of July 1, 2026, Mr. Altschuler will resign as Chief Executive Officer and be appointed as Executive Chair of the Board for an indefinite term, and Mr. Rosati will be appointed as the Board’s lead independent director. The Board believes that the Company will benefit from Mr. Altschuler's extensive knowledge of and longstanding experience with our business, operations and industry. The Board believes that Mr. Altschuler is well positioned to provide leadership to the Board, to work with Mr. Singh Sahni as Chief Executive Officer to set the Board’s agenda, to facilitate communications among our directors and between the Board and senior management, and to ensure that our directors receive the information they need to perform their responsibilities. At the same time, the Board believes that the separation of the positions of Executive Chair and Chief Executive Officer will reinforce the Board's oversight of our business and affairs and enable Mr. Singh Sahni to focus on the day-to-day management of the Company.

The Board believes the appointment of Mr. Rosati as lead independent director will help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to the Executive Chair: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board Chair, act as liaison between the Board Chair and the independent directors, preside over meetings of the independent directors, and consult with the Board Chair in planning and setting schedules and agendas for Board meetings. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities and is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps we have taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of our operations and corporate functions, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. Our Board held nine meetings during 2025. Our Audit Committee met nine times in 2025, our Compensation Committee met five times and our Nominating and Corporate Governance Committee met four times. Each director attended at least 75% of the total of the meetings of the Board and committees of the Board on which such director served during 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. All members of the Board attended the 2025 Annual Meeting of Stockholders, and we anticipate that all members of the Board will attend the upcoming Annual Meeting.

The independent directors of the Board meet routinely in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In 2025, our independent directors met three times in executive sessions at which only independent directors were present.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership as of the date of this proxy statement for each of the standing committees of the Board:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Roy Azevedo	X	X
Ranjana Clark		X*	X
Emily Rollins	X†*
Fabio Rosati		X	X
Katharine Weymouth	X		X*

† Financial Expert

* Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors– Corporate Governance” section of our website, www.xometry.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee consists of Roy Azevedo, Emily Rollins and Katharine Weymouth, with Ms. Rollins serving as Chair of the committee. In addition, Ranjana Clark served as a member of the Audit Committee until March 2025. The Board has determined that Ms. Rollins is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•
overseeing the integrity of our financial statements and our accounting and financial reporting processes and financial statement audits;
•
overseeing the registered public accounting firm’s (independent auditor’s) qualifications and independence;
•
overseeing the performance of our independent auditor and internal audit function;
•
overseeing our systems of disclosure controls and procedures;
•
overseeing our internal controls over financial reporting;
•
overseeing our compliance with ethical standards adopted by us; and
•
overseeing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, and cybersecurity and information technology risks.

Report of the Audit Committee

The primary purpose of the Audit Committee is to oversee Xometry’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available in the Corporate Governance section of Xometry’s website. Management has the primary responsibility for Xometry’s financial statements and reporting processes, including Xometry’s systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2025 with management of Xometry. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Xometry, Inc.

Audit Committee

Emily Rollins (chair)

Roy Azevedo

Katharine Weymouth

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Xometry under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Roy Azevedo, Ranjana Clark and Fabio Rosati, with Ms. Clark serving as Chair of the committee. Deborah Bial served on the committee until her departure from the Board in June 2025, at which time Mr. Azevedo joined the committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

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helping the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
•
reviewing and determining the compensation to be paid to our executive officers and directors;
•
reviewing and discussing with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC; and
•
preparing and reviewing the Compensation Committee’s report on executive compensation included in our annual proxy statement.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our Chief Human Resources Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Xometry. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the section of this proxy statement titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Xometry, Inc.

Compensation Committee

Ranjana Clark (chair)

Roy Azevedo

Fabio Rosati

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Xometry under the Securities Act or the Exchange Act, other than Xometry’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ranjana Clark, Fabio Rosati and Katharine Weymouth, with Ms. Weymouth serving as Chair of the committee. Deborah Bial served on the committee until her departure from the Board in June 2025.

The primary purpose of the Nominating and Corporate Governance Committee is to discharge the responsibilities of our board of directors with respect to our corporate governance functions and to identify, communicate with, evaluate and recommend candidates for our Board. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
helping the Board oversee our corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to Xometry;
•
identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
•
making other recommendations to the Board relating to the directors;
•
reviewing any stockholder proposals submitted for inclusion in the Company's proxy statement and recommending to the Board any statements by the Company in response; and
•
reviewing and evaluating with the Board and the Chief Executive Officer the succession plans for the Company’s executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed these positions.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of our industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in the candidate’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; and (vi) having the commitment to rigorously represent the long-term interests of our stockholders.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of Xometry’s stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity of experience, background, age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board. Three of our six directors are women and two of our six directors identify as being racially or ethnically diverse. For incumbent directors, the Board reviews those directors’ overall service to Xometry during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of Xometry through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing notice in writing to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attention: Secretary, subject to the notice requirements set forth below under “Other Information for Stockholders—Stockholder Proposals for the 2027 Annual Meeting of Stockholders.” Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on the “Investors–Corporate Governance” section of our website at www.xometry.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Investors–Corporate Governance” section of our website at www.xometry.com.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attn: Secretary. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards. In addition, it is our company’s intent to comply with applicable laws and regulations relating to insider trading. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging Policy

The Insider Trading Policy prohibits our employees, directors, other applicable members of management and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, and purchasing our common stock on margin or holding it in a margin account.

Pledging Policy

The Insider Trading Policy prohibits our employees, directors, other applicable members of management and designated consultants from pledging our common stock as collateral for a loan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation” and the accompanying narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Xometry, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Compensation Committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and positions held with us as of the date of this proxy statement:

Name	Age	Position(s)
Randolph Altschuler	55	Chief Executive Officer, Co-Founder and Director
James Miln	52	Chief Financial Officer
Sanjeev Singh Sahni	50	President
Subir Dutt	62	Chief Sales Officer
Vaidyanathan Raghavan	44	Chief Technology Officer

Biographical information for Mr. Altschuler is included above with the director biographies under the caption “Information about Our Director Nominee and Current Directors.”

James Miln has served as our Chief Financial Officer since March 2024. Prior to joining Xometry, Mr. Miln served in various roles at Yelp Inc. (“Yelp”) from February 2019 to February 2024, including most recently as its Senior Vice President, Finance and Investor Relations from January 2021 to February 2024. Mr. Miln also served as Yelp’s Vice President, Financial Planning and Analysis, from February 2019 to January 2021, and as Yelp’s Interim Chief Financial Officer from September 2019 to February 2020. Prior to joining Yelp in 2019, Mr. Miln held various positions at eBay Inc. and Yahoo Inc. Mr. Miln is a Chartered Management Accountant (ACMA, CGMA), holds the Investor Relations Charter and earned a B.A. in Classics from Cambridge University, England.

Sanjeev Singh Sahni has served as our President since January 2025. As announced by the Company in February 2026, Mr. Singh Sahni will become the Company's Chief Executive Officer and a member of the Board on July 1, 2026. Prior to joining Xometry, Mr. Singh Sahni served in various roles at Wayfair from September 2017 to January 2025, including most recently as its President B2B Business Unit and Chief Sales Officer. Prior to joining Wayfair, Mr. Singh Sahni served for nine years as an Associate Partner at McKinsey & Company. Mr. Singh Sahni received a B.S. degree from the Indian Institute of Technology (Banaras Hindu University) and a M.B.A. in Marketing from the Indian Institute of Management.

Subir Dutt has served as our Chief Sales Officer since May 2024. Prior to joining Xometry, Mr. Dutt served as Head of Sales, Mid-Atlantic Enterprise at Google Cloud from June 2018 to December 2023. Prior to joining Google, Mr. Dutt served as Vice President of Kinetica from May 2017 to January 2018. Mr. Dutt also previously served in various positions at Oracle from January 1997 to July 2013, including several vice president roles within the sales organization. Mr. Dutt received a B.S. in Mechanical Engineering from India’s Punjab Engineering College and a M.S. in Industrial Engineering and Operations Research from Virginia Polytechnic Institute and State University.

Vaidyanathan Raghavan has served as our Chief Technology Officer since February 2025. Prior to Xometry, Mr. Raghavan served as General Manager of Technology at Wayfair from January 2022 to January 2025, and Director of Product from August 2019 to December 2021. Prior to joining Wayfair, Mr. Raghavan held roles in product and product management at Groupon and Microsoft. Mr. Raghavan received a Bachelor of Engineering in Electronics and Telecommunications from Savitribai Phule Pune University in India and a M.S. in Electrical Engineering from the University of Minnesota.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why the Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2025 for the individuals who served as our principal executive officer and principal financial officer and our three other most highly-compensated executive officers as of December 31, 2025, collectively referred to as our “named executive officers”:

•
Randolph Altschuler, our Chief Executive Officer, Co-Founder and Director;
•
James Miln, our Chief Financial Officer;
•
Sanjeev Singh Sahni, our President;
•
Subir Dutt, our Chief Sales Officer; and
•
Vaidyanathan Raghavan, our Chief Technology Officer

Chief Executive Officer Succession Planning

As previously disclosed, effective as of July 1, 2026, Mr. Singh Sahni, currently the Company’s President, will be appointed as the Company’s Chief Executive Officer and as a member of the Board, and Mr. Altschuler will resign as the Company's Chief Executive Officer and will be appointed as the Executive Chair of the Board for an indefinite term. Mr. Altschuler will remain an employee of the Company. It is expected that, subject to the approval of the Board, each of Messrs. Altschuler and Singh Sahni and the Company will enter into amended employment agreements governing the terms of their service in their new roles as the Executive Chair of the Board and Chief Executive Officer respectively.

Business Highlights

Our Business

Xometry is an AI-native global online manufacturing marketplace with a suite of services that are rapidly digitizing the custom manufacturing industry. Xometry’s marketplace enables the design-to-production workflow by providing the AI-driven execution layer that translates design intent into intelligent sourcing decisions and production outcomes at scale. The marketplace offers transparency and traceability from the first quote to final delivery. We also provide services that power the broader manufacturing lifecycle. These services include advertising and marketing services through our Thomasnet industrial sourcing platform, financial services and Workcenter, our cloud-based manufacturing execution system. These services deepen our relationships with suppliers. Together, our marketplace and services platforms provide manufacturers the critical resources they need to grow their business and make it easy for buyers to create locally resilient supply chains.

2025 Financial Highlights

•
Increased total revenue by 26% year-over-year to $686.6 million, representing a 30% year-over-year increase to $629.6 million in marketplace revenue partially offset by a 4% year-over-year decrease to $57.0 million in services revenue.
•
Increased total gross profit 25% year-over-year to $268.8 million.
•
Improved marketplace gross profit margin year-over-year by 120 basis points to 34.7%.
•
Increased adjusted EBITDA by $28.2 million year-over-year to $18.5 million.
•
Decreased net loss attributable to common stockholders as a percentage of total revenue by 25 basis points to 8.99% (although total net loss attributable to common stockholders increased year-over-year on an absolute dollar basis from $50.4 million to $61.7 million).

To supplement our consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide investors with certain non-GAAP financial measures, including Adjusted EBITDA. For a full reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Operational and Business Metrics” in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.

Compensation Program Objectives, Philosophy and Elements of Compensation

The main objectives of our executive compensation program are to:

•
motivate, attract and retain highly qualified executives who are committed to our mission, performance and culture by paying them competitively;
•
create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to our short- and long-term business results, while closely aligning the interests of the executives with those of our stockholders; and
•
emphasize pay for performance, with a program that aligns compensation with financial and operational achievements.

We believe that our executive compensation program accomplishes the following:

•
ensures executives are not motivated to take excessive risks to achieve a reasonable level of financial security by providing base salaries consistent with each executive's responsbilities;
•
aligns executive interests with those of our stockholders by tying a significant portion of their compensation to our future share performance;
•
encourages executives to remain employed and focused on sustained share price appreciation via equity compensation with multi-year vesting periods; and
•
encourages strategies and actions that are in the long-term best interests of Xometry and our stockholders via a mix between cash and equity compensation.

To achieve our compensation objectives, we have historically provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:

Element of Compensation	Objectives	Key Features
Base Salary (fixed compensation)	Provides financial stability and security through a fixed salary for performing job responsibilities.

The base salary of each executive, including each named executive officer, generally is determined and recommended for approval by the Board by our Compensation Committee in connection with the commencement of such person’s employment and may be adjusted from time to time thereafter as the Board determines appropriate. Base salaries generally are reviewed annually at the beginning of the fiscal year, and any increases are based on a number of factors (including the value of current equity awards; scope and complexity of role; and experience, qualifications and skills) and by reference to market data provided by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant.

Annual Cash Bonus Award (variable, at-risk compensation)	Motivates and rewards employees for achieving rigorous annual corporate and individual performance goals that relate to our key business objectives.

The Compensation Committee generally provides our eligible executives, including our named executive officers, an opportunity to earn annual cash bonus awards contingent upon the attainment of certain individual and company performance targets as established by the Compensation Committee or the Board. Each executive’s bonus award payout is determined by multiplying the executive’s target bonus opportunity (expressed as a percentage of the executive’s annual base salary) by the percentage of achievement as determined by the Compensation Committee.

Target bonus opportunities are generally reviewed annually at the beginning of the fiscal year and determined based upon a review of competitive market data drawn from the peer group and broad compensation surveys.

Equity-Based Incentive Awards (at-risk compensation)

Motivates and rewards employees for long-term company performance; aligns executives’ interests with stockholder interests and changes in stockholder value. Attracts highly qualified executives and encourages

Annual equity incentive opportunities generally are reviewed and determined at the beginning of each fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value, historical value of our stock, internal equity amongst executives and market data provided by Meridian. For 2025, the annual equity awards granted to our named executive officers were

their continued employment over the long-term.	comprised of 50% restricted stock units ("RSUs") that vest based on service, and 50% performance-based RSUs ("PSUs") that vest based on a combination of service and achievement of performance goals.

In evaluating our executive compensation policies and programs, as well as the targeted short- and long-term value of our executive compensation plans, the Compensation Committee considers both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among salary, annual performance-based cash bonus awards and equity grants, short- and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee uses market benchmarks as a starting point to establish a total compensation program for each executive that consists of a mix of short-term incentive and long-term incentive compensation and cash and non-cash compensation that it believes appropriate to achieve the objectives of our executive compensation program. Further, a significant portion of each executive’s total target compensation consists of performance-based bonus opportunities and long-term equity awards in order to align our executive officers’ incentives with the interests of our stockholders and the achievement of our corporate goals.

In making executive compensation decisions, the Compensation Committee generally considers each executive officer’s total target direct compensation, which consists of base salary, target bonus opportunity (which, together with base salary, we refer to as target cash compensation) and long-term equity awards (valued based on an approximation of grant date fair value).

How We Determine Executive Compensation

Role of Our Compensation Committee, Management and the Board

Our Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to our compensation and benefit plans, policies and programs, administration of our equity plans and the Board’s responsibilities related to the compensation of our executive officers, directors and senior management, as appropriate.

The Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. The Compensation Committee generally meets quarterly, and with greater frequency if necessary, to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines, subject to final Board approval, the principal components of compensation (base salary, annual performance-based cash bonus awards and equity awards) for our executive officers on an annual basis. However, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee generally reviews and determines equity-based incentive awards annually at the beginning of the fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. The Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.

The Compensation Committee works with and receives information and analyses from our Chief Executive Officer and our human resources department, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and discusses with the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, equity compensation and other compensation-related matters outside of the presence of any other named executive officer. Our Chief People Officer discusses with the Compensation Committee role levels and compensation benchmarking. However, the Board retains the final authority to make all compensation decisions. While our Chief Executive Officer discusses his recommendations with the Compensation Committee for executive officers other than himself, he does not participate in the deliberations concerning, or the determination of, his own compensation.

Role of Compensation Consultant

The Compensation Committee has retained Meridian as its independent compensation consultant since 2021 due to its extensive analytical and compensation expertise relating to technology companies. Meridian reports directly to the Compensation Committee and does not provide any services to our company other than data and advice related to executive and director compensation matters. The Compensation Committee has analyzed whether the work of Meridian as the compensation consultant raised any conflict of interest, after taking into consideration the six factors prescribed by the SEC and Nasdaq. Based on its analysis, the Compensation Committee determined that the work of Meridian and the individual compensation advisors have conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards.

In its capacity as the Compensation Committee’s independent compensation consultant, in 2025, Meridian assisted with, among other things:

•
conducting an executive market pay analysis;
•
amending the group of peer companies to use as a reference in making executive compensation decisions;
•
evaluating current executive pay practices and considering alternative compensation programs; and
•
reviewing our director compensation policies and practices.

The Compensation Committee has the sole authority to engage and terminate Meridian’s services, as well as to approve its compensation. Meridian makes recommendations to the Compensation Committee, but has no authority to make compensation decisions on behalf of the Compensation Committee or Xometry. Meridian reports to the Compensation Committee and has direct access to the chairperson and the other members of the Compensation Committee.

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we may compete for top talent. To this end, the Compensation Committee works annually with Meridian to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. The Compensation Committee believes that the peer and market data provided by Meridian, along with other factors, is an important reference point when setting compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success.

In 2025 the Compensation Committee generally targeted our executive officers’ annual base salaries, annual performance-based cash bonuses and equity compensation near the 50th percentile of peer and market data, but compensation relative to our peer group companies can and does vary by executive officer as a result of individual performance, tenure, scope of responsibility and other factors deemed relevant by the Compensation Committee. The Compensation Committee reviews these criteria collectively but does not assign a weight to any particular criterion when setting compensation levels. As a result, the Compensation Committee seeks to align total compensation with executive and corporate performance, such that executive compensation may exceed the median level of our peer group when our company exceeds its performance goals and demonstrates strong stockholder value over time, or trail the median level of our peer group when performance goals are not met and stockholders are experiencing losses.

2025 Peer Group

In August 2024, Meridian proposed, and the Compensation Committee approved, a group of publicly traded companies to serve as a reference point when making 2025 compensation decisions. The Board ratified the peer group companies in December 2024. In selecting the peer group, the following criteria were considered:

•
Sector: We generally focused on e-commerce, cloud software and additive manufacturing companies;
•
Revenue: We generally focused on companies with a revenue size within a range of approximately 0.4x to 2.5x of our revenue;
•
Market Capitalization: We generally focused on companies with market capitalization within a range of approximately 0.4x to 2.5x of our market capitalization;
•
Other Considerations: We gave preference to high-growth companies with which we compete in the sale of products and services and for executive talent and investor capital.

Using the above criteria, the Compensation Committee selected the following group of companies for the purpose of informing executive pay decisions for 2025 (the “2025 Peer Group”):

• 3D Systems Corporation (DDD)	• PubMatic, Inc. (PUBM)
• ACV Auctions Inc. (ACVA)	• Shutterstock, Inc. (SSTK)
• Box, Inc. (BOX)	• Sprinklr, Inc. (CXM)
• Braze, Inc. (BRZE)	• Stratasys Ltd. (SSYS)
• Cars.com Inc. (CARS)	• Transcat, Inc. (TRNS)
• E2open Parent Holdings, Inc. (ETWO)	• Upwork Inc. (UPWK)
• Intapp, Inc. (INTA)	• Zeta Global Holdings Corp. (ZETA)
• Payoneer Global Inc. (PAYO)	• Zuora, Inc. (ZUO)
• Proto Labs, Inc. (PRLB)

For 2025, two companies were removed from the 2024 peer group (the “2024 Peer Group”) — Alteryx, Inc., following its acquisition by two private equity firms, Clearlake Capital Group, L.P. and Insight Partners, and Desktop Metal, Inc., following its acquisition by Nano Dimension Ltd. and since its revenue and market cap were increasingly divergent to our own. Two new companies were added to form the 2025 Peer Group as shown above to increase the size of the group and balance against larger peer companies in the group. At the time of selection, the companies in the 2025 Peer Group had trailing twelve months revenues ranging from approximately $260 million to $1,050 million as compared to the Company's revenue of $481 million. The 2025 Peer Group twelve month average market capitalizations ranged from approximately $650 million to $4.6 billion as compared to the Company's average of $979 million.

2026 Peer Group

In September 2025, the Compensation Committee and the Board approved a peer group for reference when determining 2026 executive compensation, which includes (1) removing 3D Systems Corporation, Shutterstock, Inc. and Zuora, Inc., and (2) adding DoubleVerify Holdings, Inc., Dynatrace Inc., Etsy and Oddity Tech Ltd.. This new peer group will be reflected in the Company's 2027 proxy statement.

2025 Advisory Vote on Executive Compensation

Stockholders are provided the opportunity to cast an annual “say-on-pay” advisory vote on the compensation of our named executive officers. At last year’s annual meeting of stockholders, approximately 97% of votes cast approved the say-on-pay proposal regarding the compensation awarded to our named executive officers. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at last year’s annual meeting of stockholders when reviewing and designing our executive compensation program for 2025 and 2026. The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and future compensation decisions are made.

Elements of Our Fiscal Year 2025 Executive Compensation Program

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. Base salaries represent an annual fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each named executive officer’s base salary is adjusted based on a number of factors (including the value of current equity awards; scope and complexity of role; past performance; the Chief Executive Officer’s recommendations for executive officers other than himself; and experience, qualifications and skills) and with reference to an analysis of competitive market data prepared by Meridian.

In February 2025, the Compensation Committee reviewed the base salaries of our named executive officers and determined that Messrs. Altschuler, Miln and Dutt should receive modest increases of 3% to 4% over 2024 levels in recognition of merit and to better align their base salaries with target market data for their roles. The 2025 base salaries for Messrs. Singh Sahni and Raghavan were established in connection with their joining the Company in January 2025 and February 2025, respectively, after the Compensation Committee concluded that the compensation levels were market competitive and necessary to recruit each executive.

The 2025 annual base salaries of our named executive officers, which were determined by the Compensation Committee and approved by the Board, are set forth in the table below. The 2025 base salaries went into effect on April 1, 2025.

Named Executive Officer	2025 Base Salary	Percentage Increase from 2024 Base Salary
Randolph Altschuler	$490,000	3.0%
James Miln	$442,708	4.0%
Sanjeev Singh Sahni	$460,000	N/A
Subir Dutt	$412,500	3.0%
Vaidyanathan Raghavan	$350,000	N/A

Annual Cash Bonus Awards

Our named executive officers are eligible for annual cash bonus awards based on company performance and individual performance, with payment amounts determined by the Compensation Committee based on the Compensation Committee’s assessment of performance for the applicable year. The annual incentive plan is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Compensation Committee or the Board, while also providing significant opportunity to reward individual contributions.

Each named executive officer is assigned an annual target bonus opportunity, which is expressed as a percentage of such executive’s base salary. Each executive’s annual target bonus opportunity generally increases as such executive’s ability to affect our company’s performance increases. Consequently, as an executive’s responsibilities increase, the executive’s variable, at-risk compensation in the form of an annual cash bonus may also increase, generally making up a larger portion of the executive’s total compensation. Our named executive officers may be eligible for an annual bonus in excess of target based on outstanding performance.

The 2025 target bonus opportunities of our named executive officers, which were determined by the Compensation Committee and approved by the Board, are set forth in the table below.

Named Executive Officer	2025 Target Bonus Opportunity (% of base salary)	2025 Target Bonus Opportunity ($)(1)
Randolph Altschuler	100	490,000
James Miln	65	287,760
Sanjeev Singh Sahni	70	322,000
Subir Dutt	100	412,500
Vaidyanathan Raghavan	60	189,715

(1)
For Mr. Raghavan, who joined the Company in February 2025, the amount reported in this column represents his pro-rated target bonus based on the number of days he was employed with the Company during 2025.

For 2025, our Board, upon the recommendation of the Compensation Committee, established total revenue and Adjusted EBITDA as the corporate performance goals applicable to the annual incentive bonus. The Compensation Committee chose these measures because it believes that they align with stockholder interests, and are the most impactful financial measures driving long-term stockholder value. Additionally, a weighting between corporate performance and individual performance is applied for each named executive officer to reflect the level of impact such individual would be able to make on the overall corporate performance. The program permits the exercise of both negative and positive discretion based on the Compensation Committee’s view of overall corporate and individual performance within the context of challenges and opportunities confronted during the year.

The table below sets forth (i) the relative weighting for each corporate performance goal and the individual performance component of the 2025 cash bonus awards, (ii) the threshold, target and maximum performance levels for each corporate performance goal, (iii) the actual performance level for each corporate performance goal and the individual performance component for each named executive officer and (iv) the total weighted payout as a percentage of each named executive officer’s 2025 target bonus opportunity. The annual cash incentive program provides for a maximum payment of 140% for Messrs. Altschuler, Miln,

Singh Sahni and Raghavan, and 145% for Mr. Dutt, of the target bonus amount if achievement of the specified performance metrics exceeds the performance level.

Bonus Component	Goal Weighting(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual	Achievement % Payout	Weighted % Payout of Target Award
Corporate Performance (Messrs. Altschuler, Miln, Singh Sahni and Raghavan)
Revenue(2)	40%	$582.3M	$647.0M	$711.7M	$686.6M	130.63%	52.25%
Adjusted EBITDA(3)	40%	$1.1M	$11.0M	$21.1M	$18.5M	137.26%	54.91%
Total	80%						107.16%
Corporate Performance (Mr. Dutt)
Revenue(2)	50%	$582.3M	$647.0M	$711.7M	$686.6M	130.63%	65.31%
Adjusted EBITDA(3)	40%	$1.1M	$11.0M	$21.1M	$18.5M	137.26%	54.91%
Total	90%						120.22%
Individual Performance(4)
Randolph Altschuler	20%					100%	20%
James Miln	20%					100%	20%
Sanjeev Singh Sahni	20%					100%	20%
Subir Dutt	10%					100%	10%
Vaidyanathan Raghavan	20%					100%	20%

(1)
The Compensation Committee and the Board determined that Mr. Dutt’s 2025 target bonus opportunity should have a greater emphasis on total revenue due to his critical role in the Company’s achievement of this performance metric.
(2)
Revenue means our consolidated revenue determined in a manner consistent with the GAAP methodology used for reporting in our financial statements, as may be adjusted.
(3)
Adjusted EBITDA means net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, provision (benefit) for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contribution of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, and acquisition and other adjustments not reflective of our ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(4)
Each named executive officer achieved 100% of their respective individual performance components of the 2025 incentive bonus awards based on the assessment of each named executive officer’s performance and contributions to the Company’s achievement of the corporate performance goals by our Chief Executive Officer (for each named executive officer other than himself) or the Board (for our Chief Executive Officer).

In consideration of the foregoing, in February 2026, the Board approved an annual cash bonus payout for each named executive officer, as reflected in the table below.

Name	2025 Target Bonus Opportunity (1)	Corporate Performance Weighting	Weighted Payout of Corporate Performance Component (A)	Individual Performance Weighting	Weighted Payout of Individual Performance Component (B)	2025 Annual Cash Bonus Payout (% of Target) (A+B)	2025 Annual Cash Bonus Payout
Randolph Altschuler	$490,000	80%	107.16%	20%	20%	127.16%	$623,068
James Miln	$287,760	80%	107.16%	20%	20%	127.16%	$365,906
Sanjeev Singh Sahni	$322,000	80%	107.16%	20%	20%	127.16%	$409,445
Subir Dutt	$412,500	90%	120.22%	10%	10%	130.22%	$537,155
Vaidyanathan Raghavan	$189,715	80%	107.16%	20%	20%	127.16%	$241,424

(1)
Mr. Raghavan, who joined the Company in February 2025, was eligible to receive a pro-rated bonus payout for 2025 based on the number of days he was employed with the Company during 2025. The amount reported in this column for Mr. Raghavan represents his pro-rated target bonus based on the number of days he was employed with the Company during 2025.

Equity-Based Incentive Awards

Equity-based compensation is emphasized in our executive compensation packages, as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Individual grants are determined by the Compensation Committee based on a number of factors, including current corporate and individual performance, the Chief Executive Officer’s recommendations for executive officers other than himself, outstanding equity holdings and their retention value and total ownership, historical value of our stock, the value of current equity awards of executives, and with reference to an analysis of competitive market data prepared by Meridian. Following this, the Compensation Committee recommends to the Board the size of individual grants to our executive officers.

Since March 2024, the Compensation Committee has awarded our executive officers a mix of time-vesting and performance-vesting equity awards, in the form of RSUs and PSUs. The Compensation Committee believes that including PSUs in our executive compensation program further emphasizes our pay-for-performance philosophy by incentivizing long-term value creation and strong financial performance, and further aligns the interests of our named executive officers with those of our stockholders.

In late 2024 and early 2025, as part of its annual process, the Compensation Committee reviewed our executive compensation program with Meridian to ensure it continues to achieve the goals of the program and remains competitive. Based on this review, the Compensation Committee determined that an evenly weighted mix of RSUs and PSUs remained appropriate for 2025 to promote retention and incentivize our executive officers to grow the business in a way that increases stockholder value and aligns pay with performance.

2025 Annual Equity Awards

In early 2025, the Compensation Committee recommended, and the Board approved, annual equity grants to each of our named executive officers of RSUs and PSUs, as outlined in the table below. The number of RSUs and PSUs received by these named executive officers was based on an aggregate grant value approved by the Board, split 50% in the form of RSUs and 50% in the form of PSUs.

Pursuant to their respective employment agreements, Messrs. Singh Sahni and Raghavan each received the RSU portion of their annual equity grants in January 2025 and February 2025, respectively, and received the PSU portion of their annual equity grants concurrently with (and subject to the same terms as) the PSUs awarded to our other executives in March 2025. The number of RSUs and PSUs granted to each of Messrs. Singh Sahni and Raghavan was determined by dividing the applicable target value by the average closing price of the Company’s Class A common stock over the 20 trading days prior to the grant date. As a result, although the target value of their annual equity grants was evenly split between RSUs and PSUs, the number of shares was not.

Named Executive Officer	RSUs (#)	PSUs at Target (#)	Aggregate Grant Date Fair Value ($)
Randolph Altschuler	81,274	81,274	3,745,106
James Miln	40,637	40,637	1,872,553
Sanjeev Singh Sahni	35,566	44,701	2,203,945
Subir Dutt	19,506	19,506	898,836
Vaidyanathan Raghavan	20,190	22,757	1,069,855

The RSUs vest over four years, with 25% of the RSUs vesting on January 1, 2026 and the remaining RSUs vesting in equal quarterly installments over the next three years, subject to the named executive officer’s continued service with the Company through such vesting dates.

The PSUs were eligible to be earned based on both (1) the Company’s achievement of certain revenue and Adjusted EBITDA performance targets over the one-year performance period beginning January 1, 2025 and ending December 31, 2025, and (2) the recipient’s continued service through specified dates. The Board established a one-year performance period for the PSUs due to the inherent difficulty of crafting multi-year targets amid continued volatility in the sector, and it selected revenue and Adjusted EBITDA as the performance metrics for the PSUs because they represented important drivers of long-term stockholder value. The Board determined the number of PSUs earned based on actual performance on February 24, 2026. One-third of the PSUs vested at the time of such determination, and the remainder of the PSUs will vest in equal annual installments on each of February 24, 2027 and February 24, 2028, subject to the recipient’s continued service through such vesting dates.

The performance goals applicable to the PSUs, the respective weightings, and the actual results are set forth in the table below.

Performance Metric	Goal Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual	Achievement % Payout	Weighted % Payout of Target Award
Revenue(1)	50%	$582.3M	$647.0M	$711.7M	$686.6M	130.63%	65.32%
Adjusted EBITDA(2)	50%	$1.1M	$11.0M	$21.1M	$18.5M	137.26%	68.63%
Total	100%						133.95%

(1)
Revenue means our consolidated revenue determined in a manner consistent with the GAAP methodology used for reporting in our financial statements, as may be adjusted.
(2)
Adjusted EBITDA means net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, provision (benefit) for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contribution of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, and acquisition and other adjustments not reflective of our ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Based on actual performance against the targets as determined by the Board, the PSUs were earned at 133.95% of target (subject to time-based vesting as described above), as follows:

Named Executive Officer	Target PSUs Granted (#)	Actual PSUs Eligible to Vest (#)
Randolph Altschuler	81,274	108,860
James Miln	40,637	54,428
Sanjeev Singh Sahni	44,701	59,870
Subir Dutt	19,506	26,124
Vaidyanathan Raghavan	22,757	30,479

2025 New Hire Equity Awards

In 2025, in addition to the annual equity grants described above, each of Messrs. Singh Sahni and Raghavan received new-hire equity grants upon their commencement of employment with the Company in January 2025 and February 2025, respectively, as outlined in the table below. The Compensation Committee determined that Mr. Singh Sahni's and Mr. Raghavan’s new-hire equity grants would be in the form of 100% RSUs. The Compensation Committee determined the size and vesting provisions of each of Messrs. Singh Sahni's and Raghavan’s new-hire equity grants after considering the market data provided by Meridian, the amount and vesting clock of forfeited compensation amounts related to their prior employment, and the level of inducement necessary to encourage them to accept roles at Xometry.

Named Executive Officer	RSUs (#)	Aggregate Grant Date Fair Value ($)
Sanjeev Singh Sahni	58,200(1)	3,095,216
Vaidyanathan Raghavan	23,075(2)	1,169,020

(1)
Mr. Singh Sahni's new-hire RSUs vest over three years, with 60% of the RSUs vesting on the first anniversary of Mr. Singh Sahni’s start date, 30% of the RSUs vesting on the second anniversary of Mr. Singh Sahni’s start date, and 10% of the RSUs vesting on the third anniversary of Mr. Singh Sahni’s start date, subject to Mr. Singh Sahni’s continued service with the Company through such vesting dates. The number of shares underlying Mr. Singh Sahni's new-hire RSU award was determined by dividing $2,250,000, the Board-approved value for the award, by the trailing 20 trading-day average closing price as of the award’s grant date.

(2)
Mr. Raghavan’s new-hire RSUs vest quarterly over two years beginning on April 1, 2025, subject to Mr. Raghavan’s continued service with the Company through such vesting dates. The number of shares underlying Mr. Raghavan's new-hire RSU award was determined by dividing $800,000, the Board-approved value for the award, by the trailing 20 trading-day average closing price as of the award's grant date.

One-Time Equity Awards

In July 2025, the Compensation Committee recommended, and the Board approved, a special one-time equity award for Mr. Dutt, our Chief Sales Officer, for retention purposes. Mr. Dutt is a highly skilled executive in our industry and the Compensation Committee and the Board were concerned that the total value of Mr. Dutt's equity holdings in Xometry prior to the grant of the one-time equity award were below a level that was adequate for his retention. The aggregate grant value approved by the Board was split 50% in the form of RSUs and 50% in the form of PSUs as shown in the table below.

Named Executive Officer	RSUs (#)(1)	PSUs (#)(2)	Aggregate Grant Date Fair Value ($)
Subir Dutt	7,478	7,478	518,525

(1)
The RSUs vest over four years, with 25% of the RSUs vesting on July 1, 2026 and the remaining RSUs vesting in equal quarterly installments over the next three years, subject to Mr. Dutt's continued service with the Company through such vesting dates.
(2)
The PSUs were subject to the same vesting terms as the PSUs awarded to our executives in March 2025, as described above under “2025 Annual Equity Awards.” Based on the Board’s assessment of actual performance against the established targets, Mr. Dutt’s PSUs were earned at 133.95% of target (subject to the time-based vesting terms described above under “2025 Annual Equity Awards”), resulting in 10,013 PSUs becoming eligible to vest.

Other Features of Our Compensation Program

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Each of these agreements established the named executive officer’s starting base salary, initial target annual bonus opportunity and initial equity grant. These individuals’ base salaries, annual bonus opportunities and any equity awards are reviewed annually by the Compensation Committee. The amounts effective for 2025 are described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

Pursuant to the employment agreements we have entered into with each of our named executive officers, each executive will be entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The agreements provide that if the executive resigns for Good Reason or we terminate such executive’s employment without Cause (each as defined in his employment agreement) not in connection with a Change in Control (as defined in our 2021 Equity Incentive Plan (the “2021 Plan”)), then the executive will be eligible to receive the following severance benefits: twelve months (with respect to Messrs. Altschuler, Miln and Singh Sahni) or six months (with respect to Messrs. Dutt and Raghavan) of base salary, less applicable tax withholdings and paid in accordance with our regular payroll practices; (2) an amount equal to the executive’s prorated annual performance bonus for the calendar year in which the termination occurs, calculated based on the number of days the executive was employed during the applicable calendar year, less applicable tax withholdings; and (3) up to twelve months (with respect to Messrs. Altschuler, Miln and Singh Sahni) or six months (with respect to Messrs. Dutt and Raghavan) of the employer portion of COBRA premiums paid by us. In addition, if the executive resigns for Good Reason or we terminate such executive’s employment without Cause within three months prior to or twelve months following the effective date of a Change in Control, then the executive will also be eligible to receive the following severance benefits: (1) an amount equal to 100% (with respect to Messrs. Altschuler, Miln and Singh Sahni) or 50% (with respect to Messrs. Dutt and Raghavan) of the executive’s target annual performance bonus for the calendar year in which the termination occurs, less applicable tax withholdings; and (2) all of the outstanding and unvested time-based and performance-based equity awards (at 100% of target) the executive held immediately prior to the termination date will become fully vested and immediately exercisable. As a condition to receiving the severance benefits set forth above, the executive must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

A more detailed description of each of our named executive officer’s payment and benefits upon a termination or change in control is provided below under “Potential Payments upon Termination or Change in Control.”

Health and Welfare and Retirement Benefits; Perquisites

We do not generally provide perquisites or personal benefits to our named executive officers. Our named executive officers are eligible to participate in all of our benefit plans, such as a 401(k) plan (as described below), medical, dental, vision, disability and life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits, other than our 401(k) plan. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.

We provide a retirement savings plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Other Compensation Policies and Practices

Compensation Recoupment (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, in October 2023, we adopted an Incentive Compensation Recoupment Policy (the “Recoupment Policy”) that complies with the listing standards adopted by Nasdaq that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation. The Recoupment Policy requires us to recover from covered executive officers the amount of erroneously awarded incentive-based compensation resulting from an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, subject to limited exceptions.

Hedging and Pledging of Securities

We believe it is improper and inappropriate for any person associated with Xometry to engage in short-term or speculative transactions involving Xometry securities. We have therefore adopted an insider trading policy that, among other things, prohibits our employees, directors, other applicable members of management, including our named executive officers, and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our common stock as collateral for a loan.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee reviews on an annual basis the risks arising from our compensation policies and practices applicable to our named executive officers and evaluates the policies and practices that could mitigate any such risk. Based on these reviews, the Compensation Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company did not grant stock options, stock appreciation rights, or similar instruments with option-like features in fiscal year 2025 and does not currently plan to grant such awards. Accordingly, the Company has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Summary Compensation Table

The following table sets forth information for each of the last three completed fiscal years regarding compensation awarded to or earned by our named executive officers during the years indicated:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Randolph Altschuler	2025	486,366	—	3,745,106	—	623,068	15,059	4,869,599
Co-Founder and Chief	2024	475,463	—	2,869,098	—	482,310	1,150	3,828,021
Executive Officer	2023	475,000	—	311,891	334,396	261,505	1,271	1,384,063
James Miln	2025	438,281	—	1,872,552	—	365,906	12,148	2,688,887
Chief Financial Officer	2024	354,167	125,000	2,510,477	—	233,523	9,398	3,232,565
Sanjeev Singh Sahni(5)	2025	456,462	—	4,125,127	—	409,445	718	4,991,752
President
Subir Dutt	2025	409,375	—	1,417,360	—	537,155	5,500	2,369,390
Chief Sales Officer	2024	243,758	—	1,186,194	—	257,950	4,678	1,692,580
Vaidyanathan Raghavan(6)	2025	317,692	—	1,693,342	—	241,424	6,822	2,259,280
Chief Technology Officer

(1)
Salary amounts represent actual amounts earned during the periods presented. See “Compensation Discussion and Analysis—Elements of Our Fiscal Year 2025 Executive Compensation Program—Base Salary” above for further information.
(2)
The amounts shown for RSU and option awards represent the aggregate grant date fair value of such awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions used in determining the aggregate grant date fair value of our RSU and option awards. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers. In valuing the PSUs, we assumed the probable achievement of the target levels for the performance goals. The respective grant date fair values of the PSUs granted in 2025, assuming at such grant date the maximum payment (150% of target), would have been as follows: Mr. Altschuler - $2,808,829; Mr. Miln - $1,404,415; Mr. Singh Sahni - $1,544,867; Mr. Dutt - $1,063,021; Mr. Raghavan - $786,482.
(3)
See “Compensation Discussion and Analysis—Elements of Our Fiscal Year 2025 Executive Compensation Program—Non-Equity Incentive Plan Compensation” above for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)
Includes for 2025: (i) matching contributions to 401(k) plans in the amounts of $14,951, $12,040, $619, $5,392 and $6,731 for Messrs. Altschuler, Miln, Singh Sahni, Dutt and Raghavan respectively, and (ii) life insurance premiums of $108 paid by us on behalf of each of Messrs. Altschuler, Miln and Dutt, $99 paid by us on behalf of Mr. Singh Sahni and $91 paid by us on behalf of Mr. Raghavan.
(5)
Mr. Singh Sahni joined the Company as our President, effective as of January 7, 2025.
(6)
Mr. Raghavan joined the Company as our Chief Technology Officer, effective as of February 5, 2025.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2025 certain information regarding grants of plan-based awards to the named executive officers.

									All Other
									Stock
									Awards:
									Number of	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Fair Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Stock
	Grant	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
Randolph Altschuler	Annual Incentive		196,000	490,000	686,000
	RSU	3/11/2025							81,274	1,872,553
	PSU	3/11/2025				28,446	81,274	121,911		1,872,553
James Miln	Annual Incentive		115,104	287,760	402,864
	RSU	3/11/2025							40,637	936,276
	PSU	3/11/2025				14,223	40,637	60,956		936,276
Sanjeev Singh Sahni	Annual Incentive		128,800	322,000	450,800
	RSU	1/23/2025							35,566	1,174,034
	RSU	1/23/2025							58,200	1,921,182
	PSU	3/11/2025				15,645	44,701	67,052		1,029,911
Subir Dutt	Annual Incentive		185,625	412,500	598,125
	RSU	3/11/2025							19,506	449,418
	PSU	3/11/2025				6,827	19,506	29,259		449,418
	RSU	7/16/2025							7,478	259,262
	PSU	7/16/2025				2,617	7,478	11,217		259,262
Vaidyanathan Raghavan(4)	Annual Incentive		75,886	189,715	265,601
	RSU	2/27/2025							23,075	623,487
	RSU	2/27/2025							20,190	545,534
	PSU	3/11/2025				7,965	22,757	34,136		524,321

(1)
The amounts set forth in the “Target” column represent target bonus amounts for each named executive officer for 2025 under our annual cash bonus program, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2025. The annual cash incentive program provides for a maximum payment of 140% for Messrs. Altschuler, Miln, Singh Sahni and Raghavan, and 145% for Mr. Dutt, of the target bonus amount if achievement of the specified performance metrics exceeds the performance level. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our annual cash bonus program for 2025, please see “Elements of Our Fiscal Year 2025 Executive Compensation Program— Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.
(2)
The numbers set forth in the “Target” column represent target number of shares underlying PSUs for each named executive officer for 2025 under our 2021 Plan, with actual share numbers to be based on achievement of performance goals. For more information about the PSUs granted in 2025, please see “—Elements of Our Fiscal Year 2025 Executive Compensation Program— Equity-Based Incentive Awards” in the Compensation Discussion & Analysis above. On February 24, 2026, the Compensation Committee and the Board certified achievement of performance goals aligned with a payout factor of 133.95% of total weighted target, and awards reflecting such payout percentage vested or will vest in equal amounts on February 24, 2026, February 24, 2027 and February 24, 2028, based on continued service through those dates.
(3)
Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to our named executive officers under our 2021 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers. For more information about the RSUs and PSUs granted to our named executive officers in 2025, please see “Elements of Our Fiscal Year 2025 Executive Compensation Program—Equity-Based Incentive Awards” in the Compensation Discussion & Analysis above.
(4)
The actual annual incentive amount received by Mr. Raghavan was pro-rated based on the duration of Mr. Raghavan’s employment in 2025. For more information please see “Elements of Our Fiscal Year 2025 Executive Compensation Program—Annual Cash Bonus Awards” in the Compensation Discussion & Analysis above.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2025.

			Option Awards(1)				Stock Awards(1)

								Market	Equity Incentive	Equity Incentive
			Number of	Number of			Number of	Value of	Plan Awards:	Plan Awards:
			Securities	Securities			Shares of	Shares of	Number of Unearned	Market or Payout of
			Underlying	Underlying	Option		Stock or Units	Units of Stock	Shares, Units or Other	Unearned Shares,
		Vesting	Unexercised	Unexercised	Exercise	Option	That Have Not	That Have	Rights That Have	Units or Other Rights
	Grant	Start	Options (#)	Options (#)	Price	Expiration	Vested	Not Vested	Not Vested	That Have Not Vested
Name	Date	Date	Exercisable	Unexercisable	($)	Date	(#)	($)(2)	(#)	($)(1)
Randolph Altschuler	1/30/2018	1/1/2018	73,518	—	1.65	1/29/2028	—	—	—	—
	8/8/2019	5/2/2019	205,769	—	3.65	8/7/2029	—	—	—	—
	3/26/2021	1/1/2021	142,275	—	12.32	3/27/2031	—	—	—	—
	3/15/2022	1/1/2022	73,663	4,911(3)	34.86	3/14/2032	—	—	—	—
	3/15/2022	1/1/2022	—	—	—	—	2,970(4)	176,626	—	—
	3/15/2023	1/1/2023	20,217	9,190(3)	15.82	3/14/2033	—	—	—	—
	3/15/2023	1/1/2023	—	—	—	—	6,161(4)	366,395	—	—
	3/14/2024	1/1/2024	—	—	—	—	46,163(4)	2,745,314	—	—
	3/14/2024	2/25/2025					55,133(5)	3,278,760	—	—
	3/11/2025	3/1/2025	—	—	—	—	81,274(4)	4,833,365	—	—
	3/11/2025	2/24/2026					108,860(6)	6,473,904	—	—
James Miln	3/14/2024	3/1/2024	—	—	—	—	28,724(7)	1,708,216	—	—
	3/14/2024	3/1/2024	—	—	—	—	20,197(4)	1,201,116	—	—
	3/14/2024	2/25/2025	—	—	—	—	24,121(5)	1,434,476	—	—
	3/11/2025	3/1/2025	—	—	—	—	40,637(4)	2,416,682	—	—
	3/11/2025	2/24/2026	—	—	—	—	54,428(6)	3,236,833	—	—
Sanjeev Singh Sahni	1/23/2025	1/1/2025	—	—	—	—	58,200(7)	3,461,154	—	—
	1/23/2025	1/1/2025	—	—	—	—	33,566(4)	2,115,110	—	—
	3/11/2025	2/24/2026	—	—	—	—	59,870(6)	3,560,469	—	—
Subir Dutt	5/29/2024	5/15/2024	—	—	—	—	22,727(4)	1,351,575	—	—
	5/29/2024	5/15/2024	—	—	—	—	24,428(5)	1,452,733	—	—
	3/11/2025	3/1/2025	—	—	—	—	19,506(4)	1,160,022	—	—
	3/11/2025	2/24/2026	—	—	—	—	26,124(6)	1,553,594	—	—
	7/16/2025	7/1/2026	—	—	—	—	7,478(4)	444,717	—	—
	7/16/2025	2/24/2026	—	—	—	—	10,013(6)	595,473	—	—
Vaidyanathan Raghavan	2/27/2025	4/1/2025	—	—	—	—	14,422(8)	857,676	—	—
	2/27/2025	4/1/2025	—	—	—	—	20,190(4)	1,200,699	—	—
	3/11/2025	2/24/2026	—	—	—	—	30,479(6)	1,812,586	—	—

(1)
Equity awards granted prior to July 2, 2021 were granted under our 2016 Equity Incentive Plan (“2016 Plan”) and equity awards granted on or after July 2, 2021 were granted under our 2021 Equity Incentive Plan (“2021 Plan”). Our 2021 Plan, became effective on July 2, 2021, in connection with our IPO. Our 2016 Plan was suspended when our 2021 Plan became effective; however, awards outstanding under our 2016 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.
(2)
Market value is calculated based on the closing price of our Class A common stock on December 31, 2025, which was $59.47, as reported on Nasdaq.
(3)
The shares underlying the option vest over four years, with 25% of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the remaining 36 months.
(4)
The shares underlying the RSU award vest over four years, with 25% of the total shares granted vesting on the one-year anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the remaining 36 months.
(5)
The award was granted as a PSU, to be earned based on the Company’s 2024 financial performance. The amount shown represents the number of shares earned with respect to the PSU award based on actual achievement of the financial performance level for 2024, which remained subject to time-based vesting as of December 31, 2025. The shares underlying the PSU award vested or vest over three years, with 1/3 of the total shares earned based on performance vesting on February 25, 2025, and with the remainder vesting in two equal annual installments on February 25, 2026 and February 25, 2027.
(6)
The award was granted as a PSU, to be earned based on the Company’s 2025 financial performance as described under “—Elements of Our Fiscal Year 2025 Executive Compensation Program— Equity-Based Incentive Awards.” The amount shown represents the number of shares earned with respect to the PSU award based on actual achievement of the financial performance level for 2025. The shares underlying the PSU award vested or vest over three years, with 1/3 of the total shares earned based on performance vesting on February 24, 2026, with the remainder vesting in two equal annual installments on February 24, 2027 and February 24, 2028.

(7)
The shares underlying the RSU award vest over three years, with 60% of the total shares granted vesting on the one-year anniversary of the vesting start date, 30% of the total shares granted vesting on the second anniversary of the vesting start date, and the remaining 10% of the total shares granted vesting on the third anniversary of the vesting start date.
(8)
The shares underlying the RSU award vest quarterly over two years, with the first vesting occurring on the first of the quarter that begins after the vesting start date.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2025, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers. None of our named executive officers exercised any option awards during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Randolph Altschuler	—	—	80,280	2,867,872
James Miln	—	—	70,853	2,150,466
Sanjeev Singh Sahni	—	—	—	—
Subir Dutt	—	—	25,852	826,169
Vaidyanathan Raghavan	—	—	8,653	318,253

(1)
The value realized upon exercise is the aggregate total of the difference between the closing price of our Class A common stock on the exercise date as reported on Nasdaq and the exercise price per option, multiplied by the number of shares acquired on exercise.
(2)
The value realized upon vesting is calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vesting date as reported on Nasdaq.

Potential Payments Upon Termination or Change in Control

The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described below under the section titled, “Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits,” assuming their employment was terminated as of December 31, 2025, including in connection with a change in control as of December 31, 2025.

			Accelerated
			Vesting of	Continuation
		Cash	Equity	of Insurance
		Severance	Awards	Coverage	Total
Name	Type of Termination	($)(1)	($)(2)	($)	($)
Randolph Altschuler	Termination without	980,000	—	15,634	995,634
	Cause or for Good Reason
	Termination without	1,470,000	41,896,248	15,634	43,381,882
	Cause or for Good Reason
	in connection with a CIC(3)
James Miln	Termination without	730,468	—	15,108	745,576
	Cause or for Good Reason
	Termination without	1,018,228	9,177,173	15,108	10,210,509
	Cause or for Good Reason
	in connection with a CIC(3)
Sanjeev Singh Sahni	Termination without	782,000	—	15,634	797,634
	Cause or for Good Reason
	Termination without	1,104,000	8,234,632	15,634	9,354,266
	Cause or for Good Reason
	in connection with a CIC(3)
Subir Dutt	Termination without	618,750	—	2,804	621,554
	Cause or for Good Reason
	Termination without	825,000	6,013,785	2,804	6,841,589
	Cause or for Good Reason
	in connection with a CIC(3)
Vaidyanathan Raghavan	Termination without	280,000	—	2,498	282,498
	Cause or for Good Reason
	Termination without	332,500	3,411,734	2,498	3,746,732
	Cause or for Good Reason
	in connection with a CIC(3)

(1)
A description of the cash severance obligations under the employment agreements with the named executive officers is set forth under “Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits” above.
(2)
The value of accelerated vesting of unvested RSUs, PSUs (at 100% of target) and unvested but early exercised stock options is based upon the closing price of our Class A common stock on December 31, 2025, which was $59.47, as reported on Nasdaq, multiplied by the number of unvested RSUs. The value of accelerated vesting of unvested, unexercised stock options is based on the difference between the closing stock price on December 31, 2025, as reported on Nasdaq, and the exercise price per option multiplied by the number of unvested options.
(3)
Represents change in control (as defined in the 2021 Plan) severance benefits based on a double-trigger arrangement, which assumes the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s employment agreement) within three months prior to or 12 months following, a change in control of Xometry.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws that also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such person’s actions in that capacity regardless of whether we would otherwise be permitted to indemnify such person under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate a Rule 10b5-1 plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

(c) Number of
securities
remaining
available for
	(a) Number of		issuance under
	securities to be	(b) Weighted-	equity
	issued upon	average exercise	compensation
	exercise of	price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
Plan Category	and rights(1)	and rights(2)	column (a))(3)
Equity compensation plans approved by security holders:	4,860,365	11.79	7,300,649
Equity compensation plans not approved by security holders	—	—	—

(1)
Includes the 2014 Plan, 2016 Plan and 2021 Plan.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of Class A common stock underlying RSUs, which have no exercise price.
(3)
The number of shares of Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2021 Plan, the number of shares available under the 2021 Plan was increased by 2,565,876 shares effective January 1, 2026.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer to the median annual total compensation of our employees (except our Chief Executive Officer).

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median employee from all full-time and part-time workers who were included as employees on our payroll records as of a determination date of December 1, 2025, based on base salary as of the determination date and excluding certain of our employees under the de minimis exemption provided under Item 402(u), as described below. Conforming adjustments were made for employees who were hired during that period and did not receive pay for the full period, and international employees’ pay was converted to U.S. dollar equivalents using exchange rates as of the determination date. Using the de minimis exemption, we excluded 16 employees located in the United Kingdom and 13 employees located in Japan in determining our median employee.

The fiscal year 2025 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $4,869,599, as reported in the Summary Compensation Table of this proxy statement. The fiscal year 2025 annual total compensation, including base salary, bonus, commissions, allowances and equity awards earned during fiscal year 2025, as determined under Item 402 of Regulation S-K, for our median employee was $116,746. Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2025 was 42 to 1.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance and other measures of Xometry. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” above. Our Chief Executive Officer is our principal executive officer, which we refer to as “PEO” in the tables below. The named executive officers are referred to as “NEOs” in the tables below.

			Average		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2) ($)	Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5)(6) ($)	Net Income (Loss)(7) (millions) ($)	Company Selected Measure – Revenue (millions) ($)
2025	4,869,599	13,789,523	3,077,327	6,625,506	68.05	54.55	(61.7)	686.6
2024	3,828,021	7,393,753	1,702,560	2,581,580	48.82	58.25	(50.4)	545.5
2023	1,384,063	1,746,043	1,771,298	2,948,632	41.09	54.55	(67.5)	463.4
2022	3,775,410	1,219,186	1,552,235	(85,068)	36.88	39.15	(79.0)	381.1
2021	3,303,032	15,921,535	1,148,135	10,854,507	58.65	78.43	(61.4)	218.3

(1)
Represents amounts of total compensation reported for Mr. Altschuler (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(2)
Represents the amount of “compensation actually paid” to Mr. Altschuler, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Altschuler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Altschuler’s total compensation for each year to determine the compensation actually paid:

	Reported	Less	Plus
	Summary Compensation	Reported Value of	Equity Award	Compensation
	Table Total for PEO	Equity Awards(a)	Adjustments(b)	Actually Paid to PEO
Year	($)	($)	($)	($)
2025	4,869,599	3,745,106	12,665,030	13,789,523
2024	3,828,021	2,869,098	6,434,830	7,393,753
2023	1,384,063	646,288	1,008,267	1,746,043
2022	3,775,410	3,313,002	756,778	1,219,186
2021	3,303,032	2,778,161	15,396,664	15,921,535

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation—Summary Compensation Table.”
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

		Change		Change in	Fair Value
		in Fair Value	Fair Value	Fair Value on	at the End
		from End of	as of	the Vesting	of the
		Prior Year to	Vesting	Date of Equity	Prior Year of
	Year End	End of	Date of	Awards	Equity Awards
	Fair Value	Covered Year	Equity	Granted in	that Failed
	of Equity	of Equity	Awards	Prior	to Meet	Total
	Awards	Awards	Granted	Years that	Vesting	Equity
	Granted in	Granted in	and Vested	Vested in	Conditions	Awards
	the Year	Prior Years	in the Year	the Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2025	11,307,269	2,039,524	—	(681,763)	—	12,665,030
2024	7,124,561	319,076	—	(1,008,807)	—	6,434,830
2023	1,495,384	313,083	—	(800,200)	—	1,008,267
2022	3,240,998	(1,788,733)	—	(695,487)	—	756,778
2021	5,749,106	4,477,287	—	5,170,271	—	15,396,664

(3)
Represents the average of the amounts reported for our named executive officers as a group (excluding Mr. Altschuler, who is our Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation—Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Altschuler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Messrs. Miln, Singh Sahni, Dutt and Raghavan; (ii) for 2024, Messrs. Rallo (our former Chief Financial Officer), Miln, Dutt, Goguen (our former Chief Operating Officer) and Leibel (our former Chief Technology Officer); (iii) for 2023, Messrs. Rallo, Goguen and Leibel and Ms. Mayerhofer (our former Chief Sales Officer); (iv) for 2022, Messrs. Rallo, Goguen, Leibel and Cronin (our former Chief Revenue Officer); and (v) for 2021, Messrs. Rallo and Goguen.
(4)
Represents the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Altschuler), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Altschuler) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Altschuler) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

	Average Reported
	Summary	Less	Plus
	Compensation	Average	Average Equity	Average Compensation
	Table Total for	Reported Value	Award	Actually Paid to Non-
	Non-PEO NEOs	of Equity Awards	Adjustment(a)	PEO NEOs
Year	($)	($)	($)	($)
2025	3,077,327	2,277,096	5,825,275	6,625,506
2024	1,702,560	1,097,968	1,976,988	2,581,580
2023	1,771,298	1,222,119	2,399,454	2,948,632
2022	1,552,235	1,163,000	(474,303)	(85,068)
2021	1,148,135	585,801	10,292,173	10,854,507

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average
Change in
Fair Value
		from End of		Average
		Prior Year to	Average	Change in	Average Fair
		End of	Fair Value	Fair Value on	Value at the
		Covered	as of	the Vesting	End of the
		Year of	Vesting	Date	Prior Year of
		Outstanding	Date of	of Equity	Equity
	Average	and Unvested	Equity	Awards	Awards that	Total
	Year End Fair	Equity	Awards	Granted in	Failed to	Average
	Value of Equity	Awards	Granted	Prior Years	Meet Vesting	Equity
	Awards	Granted in	and Vested	that Vested	Conditions	Award
	Granted in the	Prior Years	in the Year	in the Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2025	5,603,754	510,659	—	(289,138)	—	5,825,275
2024	2,747,150	(318,038)	—	(452,124)	—	1,976,988
2023	2,834,599	131,850	—	(566,996)	—	2,399,454
2022	1,137,723	(1,201,967)	—	(410,059)	—	(474,303)
2021	1,212,253	6,814,273	—	2,265,647	—	10,292,173

(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. Because our common stock commenced trading on the Nasdaq Global Select Market on June 30, 2021, we have used this date as the beginning of the measurement period.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the 2025 Peer Group described above under “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2025 Peer Group,” excluding Alteryx, Inc., which was acquired in March 2024. Using the 2024 Peer Group, TSR would be $82.22 for 2021, $47.38 for 2022, $54.42 for 2023, $58.25 for 2024, and $55.63 for 2025.
(7)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid, Cumulative TSR of Xometry and Cumulative TSR of the Peer Group

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to Xometry’s cumulative TSR and the cumulative TSR of the companies in the peer group over the five years presented in the table, on the other.

Compensation Actually Paid (CAP) and TSR
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$15,922
$85.41
$10,855
$58.65
$1,219
-$85
$47.88
$36.88
$1,746
$2,949
$58.49
$41.09
$7,394
$2,582
$63.91
$48.82
$13,790
$68.05
$54.55
$6,626
2021
2022
2023
2024
2025
CEO CAP ($K)
Other NEO CAP ($K)
Xometry Indexed TSR
Peer Group Indexed TSR

Compensation Actually Paid and Net Income

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to our net income over the five years presented in the table, on the other.

Compensation Actually Paid (CAP) and Net Income
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$200
$150
$100
$50
$0
-$50
-$100
$15,922
$10,855
$1,219
-$85
$1,746
$2,949
$7,394
$2,582
$13,790
$6,626
-$61
-$79
-$67
-$50
-$62
2021
2022
2023
2024
2025
CEO CAP ($K)
Other NEO CAP ($K)
Net Income ($M)

Compensation Actually Paid and Revenue

The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to our revenue over the five years presented in the table, on the other.

Compensation Actually Paid (CAP) and Revenue
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$800
$700
$600
$500
$400
$300
$200
$100
$0
$15,922
$10,855
$218
$1,219
-$85
$381
$1,746
$2,949
$463
$7,394
$2,582
$546
$13,790
$6,626
$687
2021
2022
2023
2024
2025
CEO CAP ($K)
Other NEO CAP ($K)
Revenue ($M)

Tabular List of Most Important Performance Measures

The following presents the performance measures that we consider to be the most important in linking compensation actually paid to our named executive officers for 2025 to our performance:

Performance Measure
Revenue (GAAP)
Adjusted EBITDA
Gross Margin

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Xometry under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during 2025. Mr. Altschuler, our Co-Founder and Chief Executive Officer, also serves on our Board but receives no additional compensation in connection with such service. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Altschuler for 2025.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)(3)	($)
Roy Azevedo	58,750	131,075	189,825
Deborah Bial(4)	32,500	131,075	163,575
Ranjana Clark	66,500	131,075	197,575
Emily Rollins	69,000	131,075	200,075
Fabio Rosati	146,500	131,075	277,575
Katharine Weymouth	63,500	131,075	194,575

(1)
This column represents the amount of all fees earned or paid in cash for services as a director. The table below shows the amount of cash compensation earned during 2025 that Mr. Azevedo and Ms. Weymouth elected to receive in RSUs (rounded to the nearest whole dollar) and the number of RSUs received, excluding adjustments for dividend equivalents. The number of RSUs received in lieu of cash was calculated based on the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date (which was March 11, 2025 with respect to all of Ms. Weymouth’s RSUs and 1,788 of the RSUs awarded to Mr. Azevedo, and was June 18, 2025 with respect to the remaining 112 RSUs awarded to Mr. Azevedo following his appointment to the Compensation Committee in June 2025), rounded to the nearest whole share. The aggregate grant date fair value of the RSUs awarded to Mr. Azevedo and Ms. Weymouth in March 2025 was $41,196 and $47,554, respectively. The aggregate grant date fair value of the RSUs awarded to Mr. Azevedo in June 2025 was $3,679.

	Cash Fees Paid in	Number of RSUs
	RSUs at Director’s	Received in
	Election	Lieu of Cash
Name	($)	(#)
Roy Azevedo	58,750	1,900
Katharine Weymouth	63,500	2,064

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the stock awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors upon the vesting of the awards or the sale of the Class A common stock underlying such awards.
(3)
The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 31, 2025:

	Stock	Option
	Awards	Awards
Name	(#)	(#)
Roy Azevedo	17,175	—
Deborah Bial	—	—
Ranjana Clark	5,689	—
Emily Rollins	5,689	38,650
Fabio Rosati	5,689	—
Katharine Weymouth	6,205	70,000

(4)
Ms. Bial did not stand for re-election at our 2025 Annual Meeting and left the Board effective June 18, 2025.

Non-Employee Director Compensation Policy

Our Board annually determines the compensation of non-employee director for service to the Board. In December 2024, the Board approved the following compensation amounts for service on our Board for 2025:

•
an annual cash retainer of $45,000;
•
an additional annual cash retainer of $90,000 for service as independent chair of the Board;

•
an additional annual cash retainer of $10,000, $7,500, $4,000 and $4,000 for service as a non-employee member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environmental and Social Governance Committee, respectively;
•
an additional annual cash retainer of $20,000, $15,000, $8,500 and $8,500 for service as non-employee chair of the Audit Committee, chair of the Compensation Committee, chair of the Nominating and Corporate Governance Committee and chair of the Environmental and Social Governance Committee, respectively (in lieu of the committee member retainer above);
•
an initial RSU award granted upon a director’s initial election or appointment to the Board with the value of such award determined by the Board, vesting in three equal annual installments;
•
an annual RSU award (each, a “refresher RSU award”) granted each year after the effective date to each non-employee director who continues to serve on such date. Such refresher RSU awards will have an aggregate grant date value equal to $175,000, and will vest on January 1 of the year after the refresher RSU award is granted; and
•
at the election of the non-employee director, such director may elect to convert his or her cash compensation under the policy into an RSU (each, a “retainer RSU award”). If a non-employee director makes this election, each such retainer RSU award will be granted by the Board. Each retainer RSU award will cover a number of shares of our Class A common stock equal to (a) the aggregate amount of annual cash compensation otherwise payable to such director, divided by (b) the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date, rounded to the nearest whole share. Each retainer RSU award will vest in four equal quarterly installments commencing on April 1 of the year the retainer RSU award is granted.

In December 2025, the Board approved the following compensation amounts for service on our Board for 2026:

•
an annual cash retainer of $50,000;
•
an additional annual cash retainer of $90,000 for service as independent chair of the Board;
•
an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a non-employee member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively (the Environmental and Social Governance Committee was terminated in June 2025);
•
an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as non-employee chair of the Audit Committee, chair of the Compensation Committee, and chair of the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);
•
an initial RSU award granted upon a director’s initial election or appointment to the Board with the value of $380,000 or such other value as determined by the Board, vesting in three equal annual installments;
•
an annual RSU award (each, a “refresher RSU award”) granted each year after the effective date to each non-employee director who continues to serve on such date. Such refresher RSU awards will have an aggregate grant date value equal to $190,000, and will vest on January 1 of the year after the refresher RSU award is granted; and
•
at the election of the non-employee director, such director may elect to convert his or her cash compensation under the policy into an RSU (each, a “retainer RSU award”). If a non-employee director makes this election, each such retainer RSU award will be granted by the Board. Each retainer RSU award will cover a number of shares of our Class A common stock equal to (a) the aggregate amount of annual cash compensation otherwise payable to such director, divided by (b) the average closing sales price per share of our Class A common stock over the 20 trading days prior to the grant date, rounded to the nearest whole share. Each retainer RSU award will vest in four equal quarterly installments commencing on April 1 of the year the retainer RSU award is granted.

Each of the RSU awards described above will be granted under our 2021 Plan. Each such RSU award will vest subject to the director’s continuous service with us.

Non-Employee Director Deferred Compensation Plan

Our Board also adopted a non-employee director deferred compensation plan in December 2025. The deferred compensation plan allows our non-employee directors to defer the settlement of RSUs awarded in consideration of services provided to the Company, including RSUs elected to be received in lieu of cash compensation, until the earlier of their separation from service as a member of the Board or a change in control of the Company. Any RSUs that are deferred are converted into deferred stock units, which are credited to a bookkeeping account, and which will be settled in shares of our Class A common stock in a lump sum at the time of the applicable triggering event.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. As discussed below, Deloitte & Touche LLP was appointed to audit our financial statements on March 3, 2025. Prior to March 3, 2025, KPMG LLP served as our independent registered public accounting firm and had audited our financial statements since 2015. Representatives of Deloitte & Touche LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Xometry and our stockholders.

Change in Independent Registered Public Accounting Firm

On March 3, 2025, the Audit Committee of the Board approved the dismissal of KPMG LLP. KPMG LLP was notified of the dismissal on March 4, 2025.

The audit reports of KPMG LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2023 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 4, 2025, there were no: (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting initially disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022 and referred to most recently in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. This material weakness involved ineffective process-level controls, primarily related to revenue and costs of revenue, following our acquisition of Thomas Publishing, Inc., and was fully remediated as of December 31, 2023. The Audit Committee discussed this matter with KPMG LLP, and we have authorized KPMG LLP to respond fully to any inquiries of Deloitte & Touche LLP with respect to this matter.

On March 3, 2025, the Audit Committee of the Board appointed Deloitte & Touche LLP as our new independent registered public accounting firm, subject to completion of its standard client acceptance procedures. During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 3, 2025, neither we nor anyone acting on our behalf consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did Deloitte & Touche LLP provide written or oral advice to us that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a “reportable event” (as defined in Item 304(a)(1) (v) of Regulation S-K).

Principal Accountant Fees and Services

The following table represents the aggregate fees billed to us by Deloitte & Touche LLP, our principal accountant, for 2025, and KPMG LLP, our prior principal accountant, for 2024. Following March 3, 2025, no services were provided to us by KPMG LLP, other than general professional services.

	Fiscal Year
	2025(1)	2024
Audit fees(2)	$1,498,673	$1,672,839
Audit-related fees	—	—
Tax fees(3)	205,767	—
All other fees	1,895	—
Total fees	$1,706,335	$1,672,839

(1)
During 2025, we paid our former auditor, KPMG, additional fees of approximately $0.6 million that are not reflected in the amounts shown in the table for 2025.
(2)
Audit fees relate to the audit of our annual financial statements, review of interim financial statements, consents and review of documents filed with the SEC.
(3)
Tax fees relate to professional services for corporate tax compliance and tax advisory services.
(4)
All Other Fees relate to the purchase of accounting-related research software.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee reviewed the fees described above and believes that such fees were compatible with maintaining the independence of both Deloitte & Touche LLP and KPMG LLP. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TRANSACTIONS WITH RELATED PERSONS

Below we describe transactions since January 1, 2025 to which we were a participant or will be a participant, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, nominees for election as a director, or beneficial owners of more than 5% of any class of our common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect interest.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation.”

Equity Grants to Directors and Executive Officers

We have granted stock options, restricted stock units, and performance-based restricted stock units to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our Class A common stock and Class B common stock as of April 10, 2026, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Class A common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 10, 2026. Options to purchase shares of our Class A common stock that are exercisable within 60 days of April 10, 2026, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on (1) 51,119,468 shares of our Class A common stock and (2) 1,475,311 shares of our Class B common stock outstanding as of April 10, 2026. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852.

	Class A Common Stock		Class B Common Stock
	Number of	Percent of	Number of	Percent of	Percent of
	Shares	Shares	Shares	Shares	Total
	Beneficially	Beneficially	Beneficially	Beneficially	Voting
Name and Address of Beneficial Owner	Owned	Owned	Owned	Owned	Power†
5% Stockholders:
Randolph Altschuler(1)	2,820,768	5.5%	1,475,311	100.0%	39.8%
PRIMECAP Management Company(2)	5,682,907	11.1	—	—	7.0
The Vanguard Group(3)	4,049,711	7.9	—	—	5.0
Blackrock, Inc.(4)	3,199,993	6.3	—	—	4.0
Eventide Asset Management, LLC(5)	3,151,897	6.2	—	—	3.9
FMR LLC(6)	2,698,142	5.3	—	—	3.3
Directors and Named Executive Officers:
Randolph Altschuler(1)	2,820,768	5.5	1,475,311	100.0%	39.8
James Miln(7)	57,787	*	—	—	*
Sanjeev Singh Sahni (8)	24,265	*	—	—	*
Subir Dutt(9)	53,714	*	—	—	*
Vaidyanathan Raghavan(10)	19,586	*	—	—	*
Roy Azevedo(11)	16,428	*	—	—	*
Ranjana Clark(12)	29,278	*
Emily Rollins(13)	48,105	*	—	—	*
Fabio Rosati(14)	138,413	*	—	—	*
Katharine Weymouth(15)	104,262	*	—	—	*
All executive officers and directors as a group (10 persons)(16)	3,312,606	6.4%	1,475,311	100.0%	40.4%

* Represents beneficial ownership of less than 1%.

† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holder of our Class B common stock is entitled to twenty votes per share, and holders of our Class A common stock are entitled to one vote per share

(1)
Consists of (a)(i) 171,040 shares of Class A common stock held by Mr. Altschuler, (ii) 524,029 shares of Class A common stock underlying vested and outstanding options held by Mr. Altschuler that are or will be exercisable within 60 days of April 10, 2026, (iii) 85,582 shares of Class A common stock held by the 2021 Tigers Trust; (iv) 324,533 shares of Class A common stock held by the Matthew Sladkin Altschuler 2012 Trust; (v) 324,533 shares of Class A common stock held by the Noah Sladkin Altschuler 2012 Trust; (vi) 324,533 shares of Class A common stock held Sasha Sladkin Altschuler 2012 Trust, (vii) 475,248 shares of Class A common stock held by The Altschuler Family Trust (2020) and (viii) 591,270 shares of Class A common stock held by Mr. Altschuler’s spouse; and (b) 1,475,311 shares of Class B common stock held by Mr. Altschuler.

(2)
The information is based on a Schedule 13G/A filed on February 12, 2026. Consists of 5,682,907 shares of Class A common stock owned by PRIMECAP Management Company. PRIMECAP Management Company had sole voting power with respect to 5,633,307 shares of our Class A common stock and sole dispositive power with respect to 5,682,907 shares of our Class A common stock. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.
(3)
The information is based on a Schedule 13F filed on January 29, 2026 which provides information only as of December 31, 2025. On March 27, 2026, The Vanguard Group, Inc. filed a 13G/A reporting that, following an internal realignment in January 2026, The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over these shares of common stock and that certain of its subsidiaries and/or business divisions of such subsidiaries that formerly had, or were deemed to have had, beneficial ownership with The Vanguard Group, Inc. will report beneficial ownership separately on a disaggregated basis from The Vanguard Group, Inc. No Schedule 13G reporting such beneficial ownership has been filed as of April 10, 2026.
The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
The information is based on a Schedule 13G/A filed on November 12, 2024 which provides information only as of September 30, 2024, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed between September 30, 2024 and April 10, 2026. Consists of 3,199,993 shares of Class A common stock. BlackRock, Inc. had sole voting power with respect to 3,190,850 shares of Class A common stock, and sole dispositive power with respect to 3,199,993 shares of Class A common stock of Class A common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(5)
The information is based on a Schedule 13G/A filed on February 14, 2025 which provides information only as of December 31, 2024, and, consequently, the beneficial ownership of Eventide may have changed between December 31, 2024 and April 10, 2026. Consists of 3,013,657 shares of Class A common stock held by Eventide Gilead Fund and 117,653 shares of Class A common stock owned by Eventide Exponential Technologies Fund. Eventide Asset Management, LLC is investment adviser to Eventide Gilead Funda and Eventide Exponential Technologies Fund, which are registered investment companies. Finny Kuruvilla, M.D. Ph. D. and Robin C. John share voting and dispositive power over the shares beneficially owned by Eventide Asset Management, LLC. The address of the principal business office of the foregoing entity and persons is One International Place, Suite 4210, Boston, Massachusetts 02110.
(6)
The information is based on a Schedule 13G/A filed on February 5, 2026. Consists of 2,698,141.82 shares of Class A common stock held by FMR LLC, certain of its subsidiaries and affiliates and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(7)
Consists of 57,787 shares of Class A common stock held by Mr. Miln.
(8)
Consists of 24,265 shares of Class A common stock held by Mr. Singh Sahni.
(9)
Consists of (a) 36,501 shares of Class A common stock held by Mr. Dutt, (b) 12,213 share of Class A common stock underlying RSUs vesting within 60 days of April 10, 2026, and (c) 5,000 shares of Class A common stock held by Mr. Dutt's spouse.
(10)
Consists of 19,586 shares of Class A common stock held by Mr. Raghavan.
(11)
Consists of 16,428 shares of Class A common stock held by Mr. Azevedo.
(12)
Consists of 29,278 shares of Class A common stock held by Ms. Clark.
(13)
Consists of (a) 11,455 shares of Class A common stock held by Ms. Rollins and (b) 36,650 shares of Class A common stock underlying vested and outstanding options held by Ms. Rollins that are or will be exercisable within 60 days of April 10, 2026.
(14)
Consists of 138,413 shares of Class A common stock held by Mr. Rosati.
(15)
Consists of (a) 30,147 shares of Class A common stock held by Ms. Weymouth, (b) 4,115 shares of Class A common stock held by the Katharine Weymouth Revocable Trust, and (c) 70,000 shares of Class A common stock underlying vested and outstanding options held by Ms. Weymouth that are or will be exercisable within 60 days of April 10, 2026.
(16)
Consists of (a)(i) 2,669,714 shares of Class A common stock, (ii) 630,679 shares of Class A common stock underlying vested and outstanding options that are or will be exercisable within 60 days of April 10, 2026, and (iii) 12,213 shares of Class A common stock underlying RSUs vesting within 60 days of April 10, 2026; and (b) 1,475,311 shares of Class B common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations from certain reporting persons received by us during the year ended December 31, 2025, we believe that our executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements, except for the following: Mr. Dutt filed a late Form 4 on May 16, 2025 with respect to a PSU vesting transaction.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Stockholders may submit proposals that they believe should be voted upon at our 2027 Annual Meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the our proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in our 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary no later than December 30, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2027 Annual Meeting of Stockholders, without having it included in our proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders. For our 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 16, 2027 and no later than March 18, 2027. Notwithstanding the foregoing, if the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for our 2027 Annual Meeting of Stockholders should be sent to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process is commonly referred to as “householding.”

While we do not household mailings to our stockholders of record, a number of brokers with account holders who are our stockholders may be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. We will deliver promptly a separate copy of the proxy statement and annual report to any stockholder who sends a written request to us at c/o Secretary, Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Kristie Scott
General Counsel and Secretary

April 29, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at www.investors.xometry.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available without charge upon written request to our Secretary via email at legal@xometry.com.

www.xometry.com

© 2026 Xometry, Inc. All rights reserved. Xometry is a registered trademark of Xometry, Inc.

Xometry

XOMETRY, INC.
6116 EXECUTIVE BLVD, SUITE 800
NORTH BETHESDA, MD 20852
ATTN: LEGAL DEPT.

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92369-P48507

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOMETRY, INC.

The Board of Directors recommends that you vote FOR each of the following director nominees:

1. To elect three Class II directors, each to hold office until the Company's Annual Meeting of Stockholders in 2029.

Nominees:	**For**	**Withhold**
1a. Roy Azevedo	☐	☐
1b. Fabio Rosati	☐	☐
1c. Katharine Weymouth	☐	☐

The Board of Directors recommends that you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92370-P48507

XOMETRY, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2026 11:00 AM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Randolph Altschuler and James Miln, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B Common Stock of XOMETRY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. ET, on June 16, 2026, virtually at www.virtualshareholdermeeting.com/XMTR2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is not able to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side

The 2025 A